Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION PRICES

$60 MILLION OF UNSECURED CONVERTIBLE SENIOR NOTES

Chicago, IL—December 14, 2012—Ares Commercial Real Estate Corporation (NYSE: ACRE) announced that it has agreed to sell in a private offering $60.0 million aggregate principal amount of its unsecured 7.00% Convertible Senior Notes due 2015. Of this aggregate amount, $51.5 million will be sold to the initial purchasers and $8.5 million of this amount will be purchased by certain directors, officers and other affiliates of the Company in a private placement.  Ares Commercial Real Estate Corporation has also granted the initial purchasers an option to purchase up to an additional $9.0 million aggregate principal amount of the Convertible Senior Notes to cover over-allotments, if any.  The Convertible Senior Notes sold to the initial purchasers will be resold by them only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.  The closing of the transaction is subject to customary closing conditions and the Convertible Senior Notes are expected to be delivered and paid for on December 19, 2012.

The Convertible Senior Notes are unsecured and bear interest at a rate of 7.00% per year, payable semiannually. In certain circumstances, the Convertible Senior Notes will be convertible into cash, shares of Ares Commercial Real Estate Corporation’s common stock or a combination of cash and shares of Ares Commercial Real Estate Corporation’s common stock, at Ares Commercial Real Estate Corporation’s election, at an initial conversion rate of 53.6107 shares of common stock per $1,000 principal amount of Convertible Senior Notes, which is equivalent to an initial conversion price of approximately $18.65 per share of Ares Commercial Real Estate Corporation’s common stock, subject to customary anti-dilution adjustments. The conversion price is approximately 15% above the $16.22 per share closing price of Ares Commercial Real Estate Corporation’s common stock on December 13, 2012.  Ares Commercial Real Estate Corporation will not have the right to redeem the Convertible Senior Notes prior to maturity, except to the extent necessary to preserve its qualification as a real estate investment trust. The Convertible Senior Notes will mature on December 15, 2015, unless repurchased or converted in accordance with their terms prior to such date.

Ares Commercial Real Estate Corporation intends to use the entire amount of the net proceeds of this offering to repay outstanding amounts under its secured funding facilities (which will increase the availability of funds under such facilities that it can use to invest in additional target assets).

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release is not an offer to sell any securities of the Company and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted. It is issued pursuant to Rule 135c under the Securities Act.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

CONTACT

Carl Drake

Ares Commercial Real Estate Corporation

404-814-5204